Exhibit 99.1

Rexford Industrial Announces Pricing of Offering of $500 Million Exchangeable Senior Notes due 2027 and $500 Million Exchangeable Senior Notes due 2029

LOS ANGELES, CA, March 26, 2024—Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR) today announced that its operating partnership, Rexford Industrial Realty, L.P. (the “operating partnership”), priced its offering of $500 million aggregate principal amount of 4.375% exchangeable senior notes due 2027 (the “2027 notes”) and $500 million aggregate principal amount of 4.125% exchangeable senior notes due 2029 (the “2029 notes” and, together with the 2027 notes, the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by Rexford Industrial. The issuance and sale of the notes are scheduled to settle on March 28, 2024, subject to customary closing conditions. The operating partnership also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $75 million aggregate principal amount of 2027 notes and up to an additional $75 million aggregate principal amount of 2029 notes, in each case solely to cover over-allotments.

The notes will be senior, unsecured obligations of the operating partnership and will accrue interest at a rate of 4.375% per annum (in the case of the 2027 notes) and 4.125% per annum (in the case of the 2029 notes), payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2024. The 2027 notes will mature on March 15, 2027, and the 2029 notes will mature on March 15, 2029, in each case unless earlier repurchased, exchanged or (in the case of the 2029 notes) redeemed. Before December 15, 2026 (in the case of the 2027 notes) or December 15, 2028 (in the case of the 2029 notes), noteholders will have the right to exchange their notes only upon the occurrence of certain events. From and after December 15, 2026 (in the case of the 2027 notes) or December 15, 2028 (in the case of the 2029 notes), noteholders may exchange their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date of the applicable series of notes. Exchanges will be settled in cash and, if applicable, shares of Rexford Industrial’s common stock. The initial exchange rate is 15.7146 shares of Rexford Industrial’s common stock per $1,000 principal amount of 2027 notes, which represents an initial exchange price of approximately $63.64 per share of Rexford Industrial’s common stock, in the case of the 2027 notes, and 15.7146 shares of Rexford Industrial’s common stock per $1,000 principal amount of 2029 notes, which represents an initial exchange price of approximately $63.64 per share of Rexford Industrial’s common stock, in the case of the 2029 notes. The initial exchange price represents a premium of approximately 30.0% (in the case of the 2027 notes) and 30.0% (in the case of the 2029 notes) over the last reported sale price of $48.95 per share of Rexford Industrial’s common stock on March 26, 2024. The exchange rate and exchange price of each series of notes will be subject to adjustment upon the occurrence of certain events.

The 2027 notes will not be redeemable at the operating partnership’s option before their maturity. The 2029 notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the operating partnership’s option at any time, and from time to time, on or after May 20, 2027 and on or before the 41st scheduled trading day immediately before the maturity date of the 2029 notes, but only if the last reported sale price per share of Rexford Industrial’s common stock exceeds 130% of the exchange price of the 2029 notes for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the 2029 notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indentures that will govern the notes) occurs, then, subject to a limited exception, noteholders may require the operating partnership to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The notes of each series will be entitled to the benefits of a registration rights agreement pursuant to which Rexford Industrial will agree to register the resale of the shares of Rexford Industrial’s common stock, if any, deliverable upon exchange of the notes of such series under the Securities Act.

The operating partnership estimates that the net proceeds from the offering of the notes will be approximately $978.8 million (or approximately $1,126.2 million if the initial purchasers fully exercise their over-allotment options), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The operating partnership intends to use the net proceeds from the offering to fund future acquisitions, to fund its development or repositioning/redevelopment activities and for general corporate purposes.

The offer and sale of the notes, the guarantees and any shares of Rexford Industrial’s common stock deliverable upon exchange of the notes have not been registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. Although the operating partnership and Rexford Industrial intend to enter into a registration rights agreement pursuant to which Rexford Industrial will agree to file a resale registration statement under the Securities Act covering the resale of shares of Rexford Industrial’s common stock, if any, deliverable upon exchange of the notes, the registration rights agreement will contain significant limitations, and a resale registration statement may not be available at the time investors wish to resell the shares of Rexford Industrial’s common stock, if any, deliverable upon exchange of their notes. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Rexford Industrial’s common stock deliverable upon exchange of the notes, nor will there be any sale of the notes or any such shares of Rexford Industrial’s common stock, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Rexford Industrial

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world’s fourth largest industrial market and consistently the highest-demand, lowest supply market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 374 properties with approximately 46.1 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering and the expected amount and intended use of the net proceeds. Forward-looking statements represent Rexford Industrial’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Rexford Industrial’s business, including those described in periodic reports that Rexford Industrial files from time to time with the U.S. Securities and Exchange Commission. Rexford Industrial may not consummate the offering described in this press release and, if consummated, cannot provide any assurances regarding the ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Rexford Industrial does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact:

investorrelations@rexfordindustrial.com